Exhibit 10.1

FIRST AMENDMENT

TO

AT-THE-MARKET ISSUANCE SALES AGREEMENT

This First Amendment to At-The-Market Issuance Sales Agreement (this “Amendment”) is entered into on July 8, 2024 (the “Effective Date”) by and between Ascendiant Capital Markets, LLC (the “Agent”), and The Singing Machine Company, Inc., a Delaware corporation (the “Company”). Defined terms used herein have the definitions assigned to them in the At-The-Market Issuance Sales Agreement between the parties dated June 26, 2024 (the “Sales Agreement”). Unless specifically amended or modified herein, the other terms of the Sales Agreement remain in full force and effect, not amended or modified, as of the date hereof.

1. The amount of Placement Shares that may be sold under and pursuant to the terms of the Sales Agreement is increased to $2,020,000.

2. Other than as set forth herein, the terms and conditions of the Sales Agreement shall remain in full force and effect.

If the foregoing correctly sets forth the understanding between the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter will constitute a binding agreement between the Company and the Agent.

Very truly yours,

THE SINGING MACHINE COMPANY, INC.

By:	/s/ Gary Atkinson
Name:	Gary Atkinson
Title:	Chief Executive Officer

ACCEPTED as of the date first-above written:

ASCENDIANT CAPITAL MARKETS, LLC

By:	/s/ Bradley J. Wilhite
Name:	Bradley J. Wilhite
Title:	Managing Partner